Exhibit 2.2

AMENDED AND RESTATED
BYLAWS
OF
ELIO MOTORS, INC.

Incorporated under the Laws of the State of Delaware

ARTICLE I
OFFICES AND RECORDS

SECTION 1.1. Registered Office. The initial registered office of the Corporation in the State of Delaware, and the name of its initial registered agent at such location, shall be as set forth in the Corporation’s Certificate of Incorporation, as it may be amended and/or restated from time to time (the “Certificate of Incorporation”), and may be changed from time to time by the board of directors of the Corporation (the “Board of Directors”) in the manner provided by law.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II
STOCKHOLDERS

SECTION 2.1. Annual Meeting. An annual meeting of the stockholders of the Corporation shall be held for the election of directors on such date and time as may be determined from time to time by resolution of the Board of Directors. Any other proper business may be transacted at the annual meeting. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. The meeting may be postponed or rescheduled to such time and place as is specified in the notice of postponement or rescheduling of such meeting. For purposes of these Bylaws, “public notice” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

SECTION 2.2. Special Meetings. Subject to the rights of holders of any series of preferred stock of the Corporation (“Preferred Stock”), special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the affirmative vote of a majority of the Board of Directors and may not be called by any other person or persons; provided, however, that prior to the first date on which the Common Stock of the Corporation is listed or quoted on a national securities exchange (the “Trigger Date”), special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. The authorized person(s) calling a special meeting may fix the date, time and place, if any, of such meeting. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation do not have the power to call or request a special meeting of stockholders of the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board of Directors.

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SECTION 2.3. Place of Meeting; Remote Communication. Any annual or special meeting may be held either at a place, within or without the State of Delaware, or by means of remote communication as the Board of Directors, in its sole discretion, may determine. If no designation is so made, the meeting shall be held at the principal executive offices of the Corporation.

SECTION 2.4. Notice of Meeting. Notice of all meetings of stockholders shall be given in writing or by electronic transmission in accordance with applicable law stating the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, such notice shall be given by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, in a manner permitted by Section 6.7 of these Bylaws, to each stockholder of record entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. Such further notice shall be given as may be required by law.

SECTION 2.5. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series (or classes or series) of stock voting as a class or series (or classes or series), the holders of a majority of the outstanding shares of such class or series (or classes or series), present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such business. The Chairman of the Meeting or the holders of a majority of the shares so represented may adjourn or recess the meeting from time to time for any reasonable reason, whether or not there is such a quorum. At the adjourned or recessed meeting, the Corporation may transact any business which might have been transacted at the original meeting. Notice of any adjourned or recessed meeting need not be given if the time, date and place, if any, and the means of remote communication, if any, by which stockholders may be deemed present in person and vote at such adjourned or recessed meeting are announced at the meeting at which the adjournment or recess is taken; provided, however, that if the adjournment or recess is for more than 30 days, a notice of the adjourned or recessed meeting shall be given to each stockholder of record entitled to vote at the meeting; provided, further, that if after the adjournment or recess a new record date for stockholders entitled to vote is fixed for the adjourned or recessed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or recessed meeting (which record date for determining stockholders entitled to notice of such adjourned or recessed meeting shall be the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned or recessed meeting), and shall give notice of the adjourned or recessed meeting to each stockholder of record as of the record date so fixed for notice of such adjourned or recessed meeting. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

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SECTION 2.6. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to take action by written consent without a meeting may authorize another person or persons to act for such stockholder by proxy. Such proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 2.7. Notice of Stockholder Business and Nominations.

(A)          Annual Meetings of Stockholders.

(1)           Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 2.7 and on the record date for determination of stockholders entitled to vote at the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in these Bylaws as to such business or nomination and applicable law; clause 1(c) of this Section 2.7(A) shall be the exclusive means for a stockholder to make nominations of director nominees or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2)           For any nominations of director nominees or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.7(A)(1)(c) of these Bylaws, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the adoption of these Bylaws, shall be deemed to be May 1, 2018); provided, however, that in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the 90th day prior to such annual meeting. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

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(3)           To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.7(A)(2) or Section 2.7(B)) to the Secretary must:

(a)           set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (including any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such stockholder or beneficial owner) (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record (within the meaning of Rule 13d-3 under the Exchange Act) by such stockholder and such beneficial owner, if any (except that any such person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future), (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of the Corporation, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is, and was at all relevant times, a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and (v) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

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(b)           if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (iii) a complete and accurate description of all agreements, arrangements and understandings between such stockholder and such beneficial owner, if any, and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder;

(c)           set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such person, (iv) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item 404 and the nominee were a director or executive officer of such registrant; and

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(d)           with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 2.9 of these Bylaws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(B)           Special Meetings of Stockholders. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the person calling the meeting has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in these Bylaws and on the record date for determination of stockholders entitled to vote at such meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in these Bylaws and applicable law. Additionally, in the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting. In no event shall any adjournment, recess or postponement of a special meeting or any announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(C)           General.

(1)           Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2)           Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws.

(3)           A stockholder providing notice of business or any nomination proposed to be brought before a meeting shall further update and supplement such notice, so that the information provided or required to be provided in such notice pursuant to this Section 2.7 of these Bylaws shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).

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(4)           Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation, any Preferred Stock Designation, or these Bylaws.

SECTION 2.8. Conduct of Business. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence or if one shall not have been elected, the director designated by the majority of directors, shall preside at all meetings of the stockholders as “Chairman of the Meeting.” Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Meeting may prescribe such rules, regulations and procedures and do all such acts as, in the judgment of such Chairman of the Meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the Chairman of the Meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; (e) restrictions on the use of audio or video recording devices at the meeting; and (f) limitations on the time allotted to questions or comments by participants. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman of the Meeting shall have the power to have such person removed from the meeting. The Chairman of the Meeting at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if the Chairman of the Meeting should so determine, the Chairman of the Meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the Chairman of the Meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II.

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SECTION 2.9. Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.7 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

SECTION 2.10. Procedure for Election of Directors; Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, a plurality of the votes cast by the stockholders entitled to vote on the election of directors shall be sufficient to elect directors. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the Certificate of Incorporation, the rules and regulations of any stock exchange applicable to the Corporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.11. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors of election to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the Meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

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The Chairman of the Meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

SECTION 2.12. Stockholder Action by Written Consent. Prior to the Trigger Date, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.12, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

SECTION 2.13. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the date of every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting), or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting

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SECTION 2.14. Fixing Date for Determination of Stockholders of Record for Meetings and Other Matters.

(A)          Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or recess thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60), nor less than ten (10), days before the date of such meeting. If the Board of Directors so fixes such record date for notice of such meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date for notice of such meeting, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or recess of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or recessed meeting, and, in such case, shall also fix as the record date for stockholders entitled to notice of such adjourned or recessed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or recessed meeting.

(B)           Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (if permitted), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office in the State of Delaware shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Certificate of Incorporation, these Bylaws or the General Corporation Law of the State of Delaware, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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(C)           Other Actions. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than any stockholders entitled to notice of or to vote at a meeting or take action by written consent of stockholders), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

SECTION 3.2. Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors then in office (the “Whole Board”). No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

SECTION 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these Bylaws immediately after, and at the same place as, the annual meeting of stockholders. Subject to Section 3.5 of these Bylaws, the Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings.

SECTION 3.4. Special Meetings. Except as otherwise provided by law or by the Certificate of Incorporation and subject to Section 3.5 of these Bylaws, special meetings of the Board of Directors of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

SECTION 3.5. Notice. Notice of any meeting of directors shall be given to each director at his or her business or residence in writing by any means permitted by Section 6.7 of these Bylaws, orally by telephone, by facsimile or by other electronic transmission (including, without limitation, by electronic mail). If delivered by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, postage prepaid, at least five days before such meeting. If delivered by overnight courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight courier service company at least 24 hours before such meeting. If delivered by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If delivered by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting. If delivered by electronic mail, the notice shall be deemed adequately delivered when the notice is directed to an electronic mail address at which the director has consented to receive notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.3 of these Bylaws.

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SECTION 3.6. Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.7. Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8. Quorum. Subject to Section 3.9 of these Bylaws, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 3.9. Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock, if any, then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, retirement, disqualification or removal of any director or from any other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled (A) prior to the Trigger Date, by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director, or the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the General Corporation Law of the State of Delaware, this Certificate of Incorporation and these Bylaws, and (B) on or after the Trigger Date, solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his predecessor. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

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SECTION 3.10. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Whole Board, designate an Executive Committee to exercise, subject to applicable provisions of law and the rules of any stock exchange applicable to the Corporation, all the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session, and may, by resolution similarly adopted, designate one or more other committees. The Executive Committee and each such other committee shall consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, other than the Executive Committee (the powers of which are expressly provided for herein), may to the extent permitted by law and the rules of any stock exchange applicable to the Corporation exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Except as prohibited by law or the rules of any stock exchange applicable to the Corporation, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.5 of these Bylaws. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.

SECTION 3.11. Removal. Until the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders or by written consent (if permitted) in accordance with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws. On and after the Trigger Date, subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any director may be removed only for cause, upon the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors, voting together as a single class and acting at a meeting of the stockholders in accordance with the General Corporation Law of the State of Delaware, the Certificate of Incorporation and these Bylaws. Except as applicable law otherwise provides, cause for the removal of a director shall be deemed to exist only if the director whose removal is proposed: (i) has been convicted of a felony by a court of competent jurisdiction and that conviction is no longer subject to direct appeal; (ii) has been found to have been grossly negligent in the performance of his duties to the Corporation in any matter of substantial importance to the Corporation by the affirmative vote of at least 80% of the directors then in office or a court of competent jurisdiction; or (iii) has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

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SECTION 3.12. Records. The Board of Directors shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV
OFFICERS

SECTION 4.1. Elected Officers. The elected officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board of Directors or any committee thereof may from time to time elect, or the Chairman of the Board or Chief Executive Officer may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board of Directors or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be. Any number of offices may be held by the same person.

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SECTION 4.2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time in accordance with Section 4.9.

SECTION 4.3. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors. The Chairman of the Board shall advise and counsel the Chief Executive Officer and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board of Directors or these Bylaws. He or she shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chairman of the Board may also serve as the Chief Executive Officer, if so elected by the Board of Directors.

SECTION 4.4. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board of Directors, and shall be responsible for the execution of the policies of the Board of Directors. In the absence (or inability to act) of the Chairman of the Board and the Lead Director, if one has been designated by the Board of Directors, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

SECTION 4.5. President. The President shall, subject to the authority of the Chief Executive Officer and the Board of Directors, have general management and control of the day-to-day business operations of the Corporation and shall consult with and report to the Chief Executive Officer. The President shall put into operation the business policies of the Corporation as determined by the Chief Executive Officer and the Board of Directors as communicated to the President by the Chief Executive Officer and the Board of Directors. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability to act) of the Chairman of the Board, the Lead Director, if one has been designated by the Board of Directors, and the Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board of Directors.

SECTION 4.6. Vice-Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.

SECTION 4.7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board of Directors. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

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SECTION 4.8. Secretary. The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; he or she shall be custodian of the records of the Corporation; and he or she shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

SECTION 4.9. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the Chief Executive Officer may be removed by him or her whenever, in his or her judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

SECTION 4.10. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, retirement or removal may be filled solely by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors and shall not be filled by the Stockholders. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, retirement or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

SECTION 4.11. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer authorized by the Chairman of the Board, the Chief Executive Officer or the President, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 4.12. Delegation. The Board of Directors may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

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ARTICLE V
STOCK CERTIFICATES AND TRANSFERS

SECTION 5.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe; provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. Any such resolutions shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third party registrar or transfer agent, by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form.

Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 5.2. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

SECTION 5.3. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his or her discretion require.

ARTICLE VI
MISCELLANEOUS PROVISIONS

SECTION 6.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

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SECTION 6.2. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of capital stock, which dividends may be paid in either cash, property or shares of capital stock of the Corporation. A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 6.3. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6.4. Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.

SECTION 6.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice or notice via electronic transmission of such resignation to the Chairman of the Board, the Chief Executive Officer, or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

SECTION 6.6. Indemnification and Insurance.

(A)          (1)           Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding (other than a Proceeding by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was a director, officer, employee or agent of a Subject Enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, against all Expenses, liabilities and amounts paid in settlement which were actually and reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation, or a director, officer, employee or agent of a Subject Enterprise entitled to indemnification hereunder, and shall inure to the benefit of his or her heirs, executors and administrators.

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(2)           Each person who was or is a party or is threatened to be made a party to or is involved in any Proceeding brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was a director, officer, employee or agent of a Subject Enterprise, shall be indemnified and held harmless by the Corporation, to the fullest extent permitted by law, against all Expenses actually and reasonably incurred by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

(3)           Notwithstanding Section 6.6(A)(1) and (2) of these Bylaws, except as otherwise provided in paragraph (C) of this Section 6.6, the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized in the first instance by the Board of Directors.

(4)           The right of any person to indemnification conferred in these Bylaws shall be a contract right and shall include the right of such person to be paid by the Corporation the Expenses incurred in defending any such Proceeding in advance of its final disposition, such advances to be paid by the Corporation within 30 days after the receipt by the Corporation of a statement or statements from the person requesting such advance or advances from time to time; provided, however, that the payment of such expenses incurred by such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified against such Expenses by the Corporation pursuant to these Bylaws, the General Corporation Law of the State of Delaware or otherwise.

(B)           To obtain indemnification under paragraph (A)(1) or (A)(2) of this Section 6.6, a claimant shall submit to the Corporation a written request, including documentation and information which is reasonably available to the claimant and is reasonably necessary to determine whether the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors, or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. The Independent Counsel shall be selected by the Board of Directors. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Corporation of a written request for indemnification. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 15 days after such determination.

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(C)           If a claim for indemnification under paragraph (A)(1) or (A)(2) of this Section 6.6 is not paid in full within 60 days after the Corporation has received a claim therefor by such claimant, or if a claim for advancement of expenses is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced pursuant to paragraph (A)(4) of this Section 6.6, such claimant shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. Such claimant shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the claimant acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Corporation, or, with respect to any criminal Proceeding, that the claimant has reasonable cause to believe that the claimant’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the claimant to indemnification, except as may be provided herein.

(D)           If a determination shall have been made pursuant to paragraph (B) of this Section 6.6 that the claimant is entitled to indemnification, the Corporation shall be bound by such determination and shall be precluded from asserting that such determination has not been made.

(E)           The Corporation shall be precluded from asserting in any judicial Proceeding commenced pursuant to paragraph (C) of this Section 6.6 that the procedures and presumptions of these Bylaws are not valid, binding and enforceable and shall stipulate in such Proceeding that the Corporation is bound by all the provisions of these Bylaws.

(F)           The right to indemnification and the payment of Expenses incurred or reasonably expected to be incurred, in defending a Proceeding in advance of its final disposition conferred in these Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of these Bylaws shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of any Subject Enterprise hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

(G)           The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of any Subject Enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to whom rights to indemnification have been granted as provided in paragraph (H) of this Section 6.6, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

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(H)           The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the Corporation, or to any director, officer or agent of any Subject Enterprise, to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

(I)            If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

(J)           For purposes of this Section 6.6:

(1)           “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought.

(2)           “Expenses” means judgments, penalties (including, but not limited to, excise and similar taxes) and fines against such person and all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding or establishing such person’s right of entitlement to indemnification for any of the foregoing.

(3)           “Independent Counsel” means a law firm or a member of a law firm that is experienced in matters of corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Corporation or the claimant or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s right to indemnification under these Bylaws.

(4)           “Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or proceeding and any inquiry or investigation (including discovery), whether conducted by or in the right of the Corporation or any other person, that such person in good faith believes could lead to any such action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.

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(5)           “Subject Enterprise” means the Corporation or any of the Corporation’s direct or indirect wholly-owned subsidiaries or any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, for which a person is or was serving as a director, officer, employee, agent or fiduciary at the request of the Corporation.

(K)          Any notice, request or other communication required or permitted to be given to the Corporation under this Section 6.6 shall be in writing and either delivered in person or sent by facsimile, electronic transmission, overnight courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 6.7. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the United States mail, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission (including, without limitation, by electronic mail), provided that notice to any stockholder by electronic transmission shall be given only in a manner to which the stockholder has consented, which consent has not been revoked, and in accordance with Section 232 of the General Corporation Law of the State of Delaware. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to have been given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is deposited in the United States mail, postage prepaid, if delivered through the mail. Without limiting the manner by which notice otherwise may be given in accordance with this Section 6.7, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

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SECTION 6.8. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 6.9. Time Periods. In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE VII
CONTRACTS, PROXIES, ETC.

SECTION 7.1. Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board of Directors may determine. The Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions that the Board of Directors may impose, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

SECTION 7.2. Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, limited liability company or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII
AMENDMENTS

SECTION 8.1. Amendments. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Board of Directors. Stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the Bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation (A) prior to the Trigger Date, except by the affirmative vote of holders of at least a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, or (B) on and after the Trigger Date, except by the affirmative vote of holders of not less than 66-2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board of Directors that was valid at the time it was taken.

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